January 28, 1997







Mr. R. O. Viets
Mr. J. G. Sahn
300 Hamilton Boulevard, Suite 300
Peoria, Illinois 61602

Mr. J. H. Byington, Jr.
Mr. D. P. Falck
    One Battery Park Plaza
    New York, New York 10004-1490

Gentlemen:

We hereby make, constitute and appoint each of you and any one of you our true and lawful attorney for each of us and in each of our names, places or steads, both in our individual capacities as directors and/or that of officers of CILCORP Inc., to sign and cause to be filed with the Securities and Exchange Commission CILCORP Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 1996 and any appropriate amendment or amendments to said report and any necessary exhibits.

The undersigned, CILCORP Inc., also authorizes you and any one of you to sign said annual report and any amendment or amendments thereto on its behalf as attorney-in-fact for its respective officers, and to file the same as aforesaid together with any exhibits.

                                     Very truly yours,


                CILCORP Inc.



                                By______________________
                                     R. O. Viets, President







                                             January 28, 1997


Power of attorney related to execution and filing of CILCORP Inc.
1996 annual report
on Form 10-K.



______________________________ __________________________________
        M. Alexis                        H. S. Peacock




______________________________ __________________________________
        J. R. Brazil                     K. E. Smith




______________________________ __________________________________
        W. Bunn III                      R. N. Ullman




______________________________ __________________________________
        J. D. Caulder                    R. O. Viets




______________________________  _________________________________
        H. J. Holland                    M. M. Yeomans




                                _______________________________
                                         T. D. Hutchinson